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Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF PACIFIC ENERGY GP, INC.
PURSUANT TO 18 U.S.C. § 1350

        Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-Q for the quarterly period ended September 30, 2003 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Pacific Energy GP, Inc., the general partner of Pacific Energy Partners, L.P. (the "Partnership") hereby certifies that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ IRVIN TOOLE, JR. Irvin Toole, Jr. November 5, 2003

A signed original of this written statement required by Section 906 has been provided to Pacific Energy Partners, L.P., and will be retained by Pacific Energy Partners, L.P., and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF PACIFIC ENERGY GP, INC. PURSUANT TO 18 U.S.C. § 1350